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                                                                     EXHIBIT 5.1


                      SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
                                919 THIRD AVENUE
                            NEW YORK, N.Y. 10022-9998
                                   ----------
                            TELEPHONE (212) 758-9500
                            FACSIMILE (212) 758-9526
                                  TELEX 237328










                                        July 27, 1999


Horseshoe Gaming Holding Corp
4024 S. Industrial Road
Las Vegas, NV 89103

Ladies and Gentlemen:

       Horseshoe Gaming Holding Corp., a Delaware corporation (the "Company"), is transmitting for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement"), for the purpose of registering the Company's offer to exchange (the "Exchange Offer") $600,000,000 aggregate principal amount of the Company's 8 5/8% Series B Senior Subordinated Notes Due 2009 (the "New Notes") for a like principal amount of the Company's outstanding 8 5/8% Series A Senior Subordinated Notes Due 2009 (the "Original Notes," together with the New Notes, the "Notes"). The Original Notes have been, and the New Notes will be, issued pursuant to the Indenture (the "Indenture") dated as of May 11, 1999, by and among the Company and U.S. Trust Company, National Association, as trustee. This opinion is an exhibit to the Registration Statement. Any capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Registration Statement or the Indenture.

       We have from time to time acted as special counsel to the Company in connection with certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the Exchange Offer by the Company as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation, By-Laws, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and


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Horseshoe Gaming Holding Corp.
July 27, 1999
Page 2

exhibits thereto, the Indenture, the Notes, the Purchase Agreement, the Registration Rights Agreement and such other documents and instruments relating to the Company and the Exchange Offer as we have deemed necessary under the circumstances.

       We note that we are members of the Bar of the State of New York and insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation Law as published in standard compilations. Whether or not expressly stated in the opinion below, the conclusions set forth below are expressed with respect to the laws of the State of New York, the Delaware General Corporation Law (subject to the immediately preceding sentence) and the federal laws of the United States of America, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction upon the conclusions set forth below. We express no opinion as to the application of the securities or "blue sky" laws of any state, including the State of Delaware or New York, to the offer and/or sale of the Notes.

       Our opinions in paragraphs 1 and 2 , with respect to the legality, validity, binding nature and enforceability, as the case may be, of the agreements or provisions thereof referred to in such paragraphs are limited by, and subject to the assumptions contained in, the following clauses (a) through
(h):

       (a) The effect of applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and similar laws affecting the enforcement of creditors' rights and remedies generally;

       (b) Rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability including principles of commercial reasonableness, good faith and fair dealing (regardless of whether such enforceability is considered in a proceeding at law or in equity);

       (c) The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law or statute, where such waivers are against public policy or prohibited by law;

       (d) The assumption that the Holders, the Trustee and the Securities Intermediary will act and forebear to act in exercising their rights in good faith in a commercially reasonable manner;



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Horseshoe Gaming Holding Corp.
July 27, 1999
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       (e)    The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions providing for the indemnification of or contribution to, or prospective release of, a party with respect to a liability (i) where such indemnification or contribution is contrary to public policy or federal or state securities laws or (ii) for its own negligent or wrongful acts;

       (f) The unenforceability under certain circumstances, under state or federal law or court decisions, of provisions that purport to establish (or may be construed to establish) evidentiary standards;

       (g) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, that any right or remedy may be exercised without notice, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and

       (h) The unenforceability of provisions providing for the payment of interest if the rate provided for therein would constitute usury under the laws of the State of New York.

       Based on the foregoing, it is our opinion that:

       1. The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and

       2. The New Notes (substantially in the form filed as an exhibit to the Registration Statement) have been duly authorized by the Company and when executed and authenticated in accordance with the terms of the Indenture and delivered in exchange for the Original Notes in accordance with the terms of the Exchange Offer, the New Notes will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

       We hereby consent to the filing of this opinion as an exhibit to the Registration


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Horseshoe Gaming Holding Corp.
July 27, 1999
Page 4

Statement and as an exhibit to any application under the securities or other laws of any state of the United States or any foreign jurisdiction which relates to the offering which is the subject of this opinion, and to the references to this firm appearing under the heading "Legal Matters" in the Prospectus that is contained in the Registration Statement.

       This opinion is as of the date hereof, is limited to the law in effect as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual, in any matter set forth herein. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                          Very truly yours,


                    /s/ SWIDLER BERLIN SHEREFF FRIEDMAN, LLP
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                    SWIDLER BERLIN SHEREFF FRIEDMAN, LLP


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